Exhibit 99.1

Quoin Pharmaceuticals Announces European Medicines Agency (EMA) Grants Orphan Drug Designation for QRX003 for the Treatment of Peeling Skin Syndrome

– Company on track to initiate first-ever formal clinical trial in Peeling Skin Syndrome before year end

– Orphan Drug designation milestone provides 10 years of market exclusivity for Peeling Skin Syndrome in Europe after receipt of marketing authorization in the European Union

– Designation Represents Eighth Important Regulatory Milestone for QRX003

– QRX003 has also been granted Pediatric Rare Disease Designation and Fast Track Designation for Peeling Skin Syndrome from US Food and Drug Administration

– In Netherton Syndrome, QRX003 has been granted Orphan Drug Designation in US, Europe and Japan as well as Pediatric Rare Disease and Fast Track Designations in the US

ASHBURN, Va., October 14, 2026 (GLOBE NEWSWIRE) -- Quoin Pharmaceuticals Ltd. (NASDAQ: QNRX) (the “Company” or “Quoin”), a late clinical stage, specialty pharmaceutical company focused on rare and orphan diseases, today announces that its lead product candidate QRX003 has been granted Orphan Drug Designation in Europe by the European Medicines Agency (EMA) for the treatment of Peeling Skin Syndrome.

Orphan Drug Designation in Europe affords the Company incentive benefits including scientific advice on study protocols, various fee reductions and access to EU grants. If approved for marketing by the EMA, QRX003 will be granted 10 years of market exclusivity in Europe with respect to similar medicines for the treatment of Peeling Skin Syndrome.

Quoin CEO, Dr. Michael Myers, said, “We continue to make important clinical and regulatory progress for QRX003, both as a potential treatment for Netherton Syndrome and Peeling Skin Syndrome, and this milestone marks yet another significant step forward for Quoin. Cumulatively across both indications, QRX003 has now been granted four Orphan Drug designations by three major regulatory agencies, two Pediatric Rare Disease Designations from the US FDA as well as Fast Track Status for both indications in the US. These eight important regulatory milestones reflect both the innovative nature of the product and the recognition of the unmet medical needs it is targeting. We are on track to initiate the first-ever formal clinical study for Peeling Skin Syndrome, a severe rare skin disease that has long been underserved.”

QRX003 is also currently being evaluated in late-stage clinical trials for Netherton Syndrome, a severe and devastating, life-altering rare disease for which there are currently no approved therapies.

About Quoin Pharmaceuticals Ltd.

Quoin Pharmaceuticals Ltd. is a late clinical-stage specialty pharmaceutical company focused on developing and commercializing therapeutic products that treat rare and orphan diseases. We are committed to addressing unmet medical needs for patients, their families, communities and care teams. Quoin’s innovative pipeline comprises four products in development that collectively have the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, SAM Syndrome, Palmoplantar Keratoderma, Scleroderma, Epidermolysis Bullosa, Microcystic Lymphatic Malformations, Venous Malformations, Angiofibroma and others. For more information, visit: www.quoinpharma.com or LinkedIn for updates.

Cautionary Note Regarding Forward Looking Statements

The Company cautions that statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances, such as “expect,” “intend,” “hope,” “plan,” “potential,” “anticipate,” “look forward,” “believe,” “may,” and “will,” among others. All statements that reflect the Company’s expectations, assumptions, projections, beliefs, or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to: the Company being on track to initiate first-ever formal clinical trial in Peeling Skin Syndrome before year end; QRX003 as a potential treatment for Netherton Syndrome and Peeling Skin Syndrome; advancing QRX003 in Quoin’s late-stage Netherton Syndrome and Peeling Skin Syndrome clinical studies: upon marketing authorization being granted 10 years of market exclusivity in Europe for the treatment of Peeling Skin Syndrome, and Quoin’s products in development collectively having the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, SAM Syndrome, Palmoplantar Keratoderma, Scleroderma, Epidermolysis Bullosa, Microcystic Lymphatic Malformations, Venous Malformations, Angiofibroma and others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties including, but not limited to, the Company’s ability to pursue its regulatory strategy including initiating the first ever formal clinical trial in Peeling Skin Syndrome before year end; the Company’s ability to continue to meet the requirements for orphan drug designation and to obtain ten years of market exclusivity in Europe with respect to similar medicines for the treatment of Peeling Skin Syndrome; the Company’s ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements; the Company’s ability to complete clinical trials on time and achieve desired results and benefits as expected; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For further information, contact:

Investor Relations

PCG Advisory

Jeff Ramson

jramson@pcgadvisory.com

(646) 863-6341